SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2003

FlexiInternational Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23453	06-1309427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Enterprise Drive, Shelton, Connecticut 06484

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code:  (203) 925-3040

N/A

(Former name or former address, if changed since last report)

Item 5.      Other Events and Regulation FD Disclosure

On October 7, 2003, FlexiInternational Software, Inc. (the “Company”) issued a press release announcing that Unisys, a worldwide information technology services and solutions company, will private label and integrate Flexi accounting modules into its Healthcare Payer Administration Solution (Health PAS) under the Flexi Industry Partner program. The addition of Flexi financial modules will enhance Health PAS’ ability to manage and generate payments in a high-volume transaction environment. Under the terms of the agreement, Unisys will utilize the FlexiFinancials as part of Health PAS when providing business process outsourcing services to the healthcare payer market.  A copy of the press release is filed as an exhibit hereto and is incorporated herein.

Item 7.      Financial Statements and Exhibits

(a)        Not applicable.

(b)        Not applicable.

(c)        Exhibits.

Exhibit No.                                                                             Description

      20                                      Press release dated October 7, 2003 of FlexiInternational Software, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FlexiInternational Software, Inc.

Date: October 8, 2003	By:	/s/ STEFAN R. BOTHE
Stefan R. Bothe
Chairman of the Board, Chief
Executive Officer and President

Exhibit Index

Exhibit No.                                                                             Description

      20                                      Press release dated October 7, 2003 of FlexiInternational Software, Inc.

October 7, 2003

Unisys to Integrate FlexiFinancials into Its Healthcare
Payer Outsourcing Solution

SHELTON, CT – October 7, 2003 -- FlexiInternational Software, Inc. (“Flexi”) (OTC BB: FLXI), today announced that Unisys (NYSE: UIS), a worldwide information technology services and solutions company, will private label and integrate Flexi accounting modules into its Healthcare Payer Administration Solution (Health PAS) under the Flexi Industry Partner program. The addition of Flexi financial modules will enhance Health PAS’ ability to manage and generate payments in a high-volume transaction environment. Under the terms of the agreement, Unisys will utilize FlexiFinancials as part of Health PAS when providing business process outsourcing (BPO) services to the healthcare payer market.

Flexi accounting modules are expected to seamlessly integrate into the Unisys Health PAS benefits payment system and aid in increasing the productivity of financial business processes.  This will more effectively deal with claims processing issues by building complete financial management into every customer transaction. Furthermore, Unisys will take advantage of Flexi’s complementary support of Microsoft SQL Server and .Net architecture, allowing for swift implementation and flexible customization.

“The flexibility of Flexi’s accounting solution, combined with the clear demand we have received from our customers to present a powerful financial management offering, made Flexi a clear choice for us,” said Paul Kruelle, Vice President and General Manager, Health Information Management for Unisys. “We look forward to our partnership with Flexi and we are pleased that this new integrated solution will allow us to extend the reach of Unisys solutions. As a result, we can more rapidly introduce new services for clients while reducing their overall cost of development.”

The agreement enables Unisys to speed its time to market with enhanced financial management services for the healthcare industry, while reducing risk and decreasing investment in research and development. Unisys will also benefit from Flexi’s team of seasoned developers, project managers and client services experts.

“At Flexi we believe in the power of partnership. As a Flexi Industry Partner, Unisys will benefit from our established solution, wealth of experience, proven technology and excellent client support services,” said Stefan R. Bothe, Chairman and Chief Executive Officer of FlexiInternational Software. “We are excited to be part of the outsourcing solution offered by Unisys to process mission-critical transactions for numerous healthcare programs across the country.”

Flexi Financials features a range of flexible functionality and scalability to help Unisys better serve its customers. Flexi’s applications will be tailored for Health PAS and feature a payment generation system with Accounts Receivable/Accounts Payable netting capability. This will enhance Health PAS’ ability to complete a high volume of transactions and comply with the Health Insurance Portability and Accountability Act (HIPAA). Unisys will employ Flexi’s Application Programming Interface (API) to implement FlexiLedger, FlexiPayables, FlexiReceivables and FlexiImport\Export Wizard modules into Unisys Health PAS.

About FlexiInternational Software
FlexiInternational Software, Inc., headquartered in Shelton, CT, with operations in the US and UK, is a leading provider of financial and accounting software and services. The Flexi Financial Enterprise Suite consists of a full range of accounting solutions, financial management and data warehouse applications that offer efficient processing and analysis of enterprise financial data for middle market and large companies. Flexi's products are sold directly and distributed through strategic OEM relationships, as well as various partnerships across the globe. Flexi has also formed several BPO partnership relationships which utilize the suite of Flexi solutions in performing business process outsourcing services. Additional information is available at  http://www.flexi.com.

About Unisys
Unisys is a worldwide information technology services and solutions company. Our people combine expertise in systems integration, outsourcing, infrastructure, server technology and consulting with precision thinking and relentless execution to help clients, in more than 100 countries, quickly and efficiently achieve competitive advantage. For more information, visit www.unisys.com.

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statement of historical fact may be deemed to be forward-looking statements. Without limitation, the words "anticipated," "expected" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new products, and general economic and industry conditions, as well as other risks included in the Company's reports as filed with the Securities and Exchange Commission. FlexiInternational Software, Inc. assumes no obligation to update the information contained in this press release.

Contact: Shanon Lewis
Company: FlexiInternational Software, Inc.
Title: Public Relations Manager
Phone: 239-949-1700
E-Mail: marketing@flexi.com
URL: www.flexi.com